Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2025 with respect to the consolidated financial statements of CompoSecure Holdings, L.L.C. included in the Annual Report of Resolute Holdings Management, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Resolute Holdings Management, Inc. on Form S-8 (File No. 333-285372).

/s/ GRANT THORNTON LLP

New York, New York

March 31, 2025